U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2009, American Science and Engineering, Inc. (the “Company”) announced that it received a Partial Termination for Convenience from the U.S. government regarding its $67.1 million contract from the U.S. government ordering a significant quantity of the Company’s ZBV Military Trailers™ (the “Original Contract”).  A copy of the Press Release issued on February 23, 2009 regarding the Partial Termination for Convenience is filed as Exhibit Number 99.1.

As a result of the Partial Termination for Convenience of the Original Contract, the Company will realize $39.3 million of the value of the Original Contract.  The U.S. government will issue an expedited solicitation for the remaining requirements and the Company will compete to supply such remaining requirements.  The Original Contract and corresponding Press Release were reported by the Company in an 8-K filed on January 16, 2009.

ITEM 9.01.            EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated February 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2009	AMERICAN SCIENCE AND ENGINEERING, INC.

By: /s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated February 23, 2009.